EXHIBIT 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the "Agreement"), dated this 28th day of July 2016, is by and between HealthWarehouse.com, Inc. (the "Company") and Dellave Holdings LLC ("Dellave").  The Company and Dellave are collectively referred to herein as the "Parties."

RECITALS

WHEREAS, Dellave holds accounts payable that are liabilities of the Company;

WHEREAS, the Company's total current liabilities exceed the Company's total assets, and at June 30, 2016 the Company had a working capital deficiency of $4,260,215 and a total accumulated deficit of $31,498,616;

WHEREAS, the Company's independent auditors indicated in their most recent audit opinion dated March 25, 2016 that there is substantial doubt about the Company's ability to continue as a going concern in light of the Company's significant losses in 2015 and 2014 and the Company's need to raise additional funds to meet its obligations and sustain its operations;

WHEREAS, the Company desires to have the accounts payable held by Dellave extinguished in exchange for the issuance of shares of common stock of the Company, par value $.001 per share ("Company Common Stock"), which will result in a significant improvement in the Company's balance sheet and financial health by reducing the Company's current liabilities and increasing the Company's stockholders' equity;

WHEREAS, the managing member of Dellave is Timothy E. Reilly, and a separate company of Mr. Reilly is the senior lender to the Company;

WHEREAS, Dellave and Mr. Reilly are willing to exchange the accounts payable held by Dellave for shares of Company Common Stock in order to improve the Company's ability to continue as a going concern and to have upside potential with respect to the Company's Common Stock as the Company's financial results and prospects improve;

WHEREAS, the Company believes that it is the best interests of all of its stockholders to reduce its current liabilities in order to ensure the continued viability of the Company; and

WHEREAS, the Parties have agreed that it is in their mutual interests to enter into this Agreement.

NOW THEREFORE, in consideration of the Recitals and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.          Representations and Warranties of Dellave.  Dellave represents and warrants to the Company as follows:

(a)        Dellave holds as of the date of this Agreement all rights and interest in and to each of the various accounts payable set forth in confidential Exhibit 1 hereto, which accounts payable aggregate $698,593.61 as of the date hereof (the "Accounts Payable");

(b)        Dellave has full power and authority to enter into and perform its obligations under this Agreement, the execution and delivery of this Agreement by Dellave has been duly authorized, and the performance of the terms of this Agreement will not constitute a violation of any limited partnership agreement, articles of incorporation, bylaws, operating agreement or any agreement or instrument to which Dellave is a party;

(c)        This Agreement is a valid and binding obligation of Dellave enforceable against Dellave in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles; and

(d)        There are no arrangements, agreements or understandings concerning the subject matter of this Agreement between Dellave and Mr. Reilly on the one hand and the Company on the other hand, other than as set forth in this Agreement.

2.          Representations and Warranties of the Company.

(a)        The Company hereby represents and warrants to Dellave that the Company has full power and authority to enter into and perform its obligations under this Agreement and that the execution and delivery of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.  This Agreement constitutes a valid and binding obligation of the Company and the performance of its terms will not constitute a violation of its certificate of incorporation or bylaws or any agreement or instrument to which the Company is a party; and

(b)        The Company hereby represents and warrants to Dellave that there are no arrangements, agreements or understandings concerning the subject matter of this Agreement between the Company on the one hand and Dellave and Mr. Reilly on the other hand, other than as set forth in this Agreement.

3.          Exchange of Accounts Payable for Company Common Stock.

(a)        Effective as of the date of this Agreement, Dellave agrees that all of the Accounts Payable shall be extinguished in exchange for the Company's issuance to Dellave of 2,523,528 shares of Company Common Stock, which shares were valued at $0.31 per share.  Dellave agrees that it shall have no further rights or interests in or to any of the Accounts Payable, and that all rights to collect payments from the Company with respect to each of the Accounts Payable is hereby extinguished.

(b)        The Company agrees to provide timely instructions to its transfer agent to cause 2,523,528 shares of Company Common Stock to be issued to Dellave as of the date of this Agreement.  Dellave acknowledges and agrees that the stock certificate for such shares of Company Common Stock shall bear a restrictive legend which will read as follows:

 NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

4.          Covenants.

(a)        Dellave shall timey file a Schedule 13D with the Securities and Exchange Commission (the "SEC") to report its acquisition and beneficial ownership of the 2,523,528 shares of Company Common Stock being issued pursuant to this Agreement.

(b)        The Company shall timely file a Current Report on Form 8-K with the SEC to report its entry into this Agreement.

5.          Governing Law and Choice of Forum.  Unless applicable Delaware law or regulation is deemed controlling, Kentucky law shall govern the construction and enforceability of this Agreement.  Any and all actions concerning any dispute arising hereunder shall be filed and maintained in the United States District Court for the Eastern District of Kentucky or, if there is no basis for federal jurisdiction, in the applicable state court of Kentucky.  Each Party agrees that the United States District Court for the Eastern District of Kentucky may exercise personal jurisdiction over them in any such actions.

6.          Severability.  If any term or provision of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the Parties.  Except as otherwise expressly provided, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including any stockholder of the Company, other than the Parties to the Agreement.

8.          Survival of Representations, Warranties and Covenants. All representations, warranties and covenants shall survive the execution and delivery of this Agreement unless otherwise provided.

9.          Amendments.  This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by all of the Parties.

10.        Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and signature pages may be delivered by facsimile or electronic delivery, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned and is effective as of the day and year first written above.

HEALTHWAREHOUSE.COM, INC. By: /s/ Lalit Dhadhale Lalit Dhadphale Chairman, President and Chief Executive Officer

DELLAVE HOLDINGS, LLC By: /s/ Timothy E. Reilly Timothy E. Reilly Managing Partner